

HEALTHYEXTRACTS™

SUPERIOR HEALTH TECHNOLOGY

Live life young again.™

HEALTHYEXTRACTS™
SUPERIOR HEALTH TECHNOLOGY
OTCQB: HYEX

Disclaimers & Important Cautions Regarding Forward-Looking Statements

All statements by Healthy Extracts Inc. (the "Company") other than statements of historical facts included in this presentation are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include our expectations and those statements that use forward-looking words such as "projected," "expect," "possibility" and "anticipate." The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties and assumptions. Actual results could differ materially from current projections or implied results. Investors should read the risk factors set forth in the Company's Annual Report on Form 10-K filed with the SEC on April 1, 2022, and future periodic reports filed with the SEC. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management undertake no obligation to revise these statements following the date of this presentation.

This presentation is not an offer to sell or a solicitation of an offer to purchase securities by the Company. Any such offer or solicitation, if any, will only be made by means of offering documents (e.g., prospectus, offering memorandum, subscription agreement and or similar documents) and only in jurisdictions where permitted by law. Certain information contained herein has been provided by or obtained from third-party sources and has not been independently audited or verified by the Company. The terms of any offering may be changed or extended at any time without notice. The Company makes no representation or warranty, express or implied as to the accuracy or completeness of information contained in this document, and nothing contained in this document is, or shall be relied upon as, a promise or representation by the Company.

This presentation is not intended for any commercial purpose but strictly for educational or informational purposes only. Please note that some photographs and images appearing in this presentation are not necessarily those of the Company or accurate representations of its products or operations, but may be stock images, third-party operations, product mock-ups, and/or may have been edited for competitive or confidentiality reasons. All third-party images are used for non-commercial, illustrative and educational 'fair use' purposes only. All images and trademarks are the property of their respective owners.

Food and Drug Administration Disclosure

The product and formulation featured in this release is not for use by or sale to persons under the age of 12. This product should be used only as directed on the label. Consult with a physician before use if you have a serious medical condition or use prescription medications. A doctor's advice should be sought before using this and any supplemental dietary product. These statements have not been evaluated by the FDA. This product is not intended to diagnose, treat, cure or prevent any disease.

BergametNA™, Ultimate Brain Nutrients™, UBN™, Citrus Bergamot SuperFruit™, F4T®, and Live Life Young Again™ are trademarks or registered trademarks of Healthy Extracts, Inc.

Foundation

Financials

Followers

HEALTHYEXTRACTS is a platform for **developing and acquiring** companies with high-margins in high-growth categories within the multibillion-dollar nutraceuticals market

BERGAMET NORTH AMERICA

ULTIMATE BRAIN NUTRIENTS™

Our Product Development Lifecycle

HEALTHYEXTRACTS™
SUPERIOR HEALTH TECHNOLOGY
OTCQB: HYEX

Complete End-to-End Product Lifecycle Managed by Our In-house Experts in Collaboration with Our Scientific, Medical and Product Advisory Board Members

1 – Product Ideation
Identify a product need in the heart and nootropic health market



2 – Product Design
Procure or develop exclusive science-based ingredients that are:

- Clinically proven
- Enables us to formulate proprietary products unique to the marketplace
- Provide a competitive advantage

3 – Product Testing
Validate formulation with Clinical Studies

4 – Protect IP
Protect new IP and brand with patents & registered trademarks

5 - Manufacturing
We control 100% of the manufacturing supply chain and process, protecting our patented manufacturing technology and formulation IP

6 – DTC Sales & Wholesale Distribution
DTC sales include subscriptions model; Wholesale includes bulk private label sales

7- Brand Expansion
Expand new branded product with specially targeted formulation

Our Products Address Multiple Large, High-Growth, High-Margin Markets

Nutraceutical Market

Key Market Drivers: Changing lifestyles, and increased life expectancy, desire to move from prescription medicine.


$279B
$441B
7.8% CAGR
2020
2027F

Source: ReportLinker, Oct. 2021

Brain Health Market

Key Market Drivers: Huge increases in mental health issues. Increasing demand for natural solutions for cognition, memory and focus.


BRAIN HEALTH
NOOTROPICS
9.4% CAGR
$15.0B
$24.6B
2020
2027F

Source: Grand View Research, Jan. 2021
Source: Verified Market Research report, June 2021

Heart Health Market

Key Market Driver: Cardiovascular disease is #1 cause of death in the U.S.


$16.6B
$24.8B
5.9% CAGR
2020
2027F

Source: ResearchAndMarkets report, Dec. 2020

Proprietary Formulations

Heart Health Products


BERGAMET
CLINICAL IMMUNE
citrus bergamot
SUPERFRUIT

CLINICAL IMMUNE


BERGAMET
HERHEART
citrus bergamot
SUPERFRUIT

HER HEART


BERGAMET
CHOLESTEROL command
citrus bergamot
SUPERFRUIT

CHOLESTEROL COMMAND


BERGAMET
PRO+
physician strength
citrus bergamot
SUPERFRUIT

PRO+


BERGAMET
SPORTSHEART
citrus bergamot
SUPERFRUIT

SPORTS HEART


BERGAMET
MEGA+O
citrus bergamot
SUPERFRUIT
80%
45%
EXTRA STRENGTH

MEGA+O

VEGAN FRIENDLY | GLUTEN FREE | NON GMO | USA MADE | GMP

Brain Health Products


ULTIMATE BRAIN NUTRIENTS
ACTIVATE
COGNITION
MEMORY
FOCUS
MOOD

ACTIVATE (Powder)


ULTIMATE BRAIN NUTRIENTS
ACTIVATE

ACTIVATE (Gel-Pack)


ULTIMATE BRAIN NUTRIENTS
RELIEF
FOR THE
DISTRESS
OF SEVERE
HEADACHES

MIGRAINE RELIEF


ULTIMATE BRAIN NUTRIENTS
RECLAIM
NEURO
GENERATION
COGNITION
+ RECALL

DEMENTIA

Caffeine | Sugar | Crash

Clinical Proven

17+ Published Clinical Trials support the effectiveness of SuperFruit™

BERGAMET NORTH AMERICA

BPF & Statins Dose Response

Control Group vs.
Bergamet 1000mg/day

31% DECREASE TOTAL CHOLESTEROL	41% DECREASE LDL (BAD) CHOLESTEROL	18% INCREASE HDL (GOOD) CHOLESTEROL	42% TRIGLYCERIDES (BODY FATS)

Studies demonstrate an **enhanced effect on statin therapy**[1] (the most commonly prescribed drugs for reducing cardiometabolic risk)

ULTIMATE BRAIN NUTRIENTS™

61% SHORTER DURATION OF HEADACHES	60% LESS MISSED WORK DAYS	41% REDUCTION OF LIGHT & SOUND SENSITIVITY	39% FEWER PAIN EPISODES

Consumption of a unique, nootropic brain complex significantly improved migraine symptoms, including episode frequency, duration, severity, and lost days due to dysfunction.

World Journal of Advanced Research and Reviews Feb 2020
International Journal Of Cardiology Sources: Clinical trial results published in the Medicine & Science in Sports & Exercise, July 2020 and Annal of Reviews & Research, August 2021

Senior Management Team

HEALTHYEXTRACTS
SUPERIOR HEALTH TECHNOLOGY
OTCQB: HYEX



Duke Pitts
CEO & President

35-year entrepreneur building multi-million-dollar businesses from the ground up.



William Bossung
Chief Financial Officer

Founder of BCF Technology (acquired by Vertafore); Director of Finance at Chadmoore Wireless (acquired by Nextel).



J. Scott Landers
Executive Vice President of Sales and Marketing

Led the successful launch and revenue growth of new product and service offerings for KPMG, IBM, DISH Network, CenturyLink and NEC.



Martin Bridge
Operations - CRM Director

28 years in operations and customer relations growing Subway franchises from twenty to twenty-five hundred stores.

Advisory Team



Dr. Joel Kahn
Integrative Cardiologist / University Professor

Clinical Professor of Medicine at Wayne State University School of Medicine.



Dr. Nesochi Okeke - Igbokwe
NYC Physician

Health expert, media contributor, health writer, and blogger.



Dr. Gerald Haase, MD
Chief Medical Advisor

Extensive experience in earmarks with the Department of Defense & Veterans Administration raising $13M.



Robert Firger
Science and Research

As the original Inventor of Ultimate Brain Nutrients ACITVATE, 10 years of medical research at Harvard School of Public Health.

Key Stats

HEALTHYEXTRACTS SUPERIOR HEALTH TECHNOLOGY
OTCQB: HYEX

Stock Price 4/29/22	**$0.06**
52 Week Low-High	$0.03 - $0.14
Avg. Volume (3-mo)	30K
Shares Outstanding	338M
Public Tradable Float, est. [1]	37.7M
Market Cap	$20.3M
Net revenue, ttm [2]	$1.5M
Insider Holdings, est.	73.2%
Employees (full/part)	8

Annual Net Revenue


$ MILLIONS
100%+ Growth
$1.3M
$1.5M
3.0M+
2020A
2021A
2022E

Sources: otcmarkets.com, Yahoo!Finance, HYEX Form 10-K, HYEX press releases, IPREO. Shares outstanding as of March 22, 2022. 1) Public float = freely tradeable shares. 2) ttm = trailing twelve months as of December 31, 2021. Note: 2022 revenue estimate/outlook issued and only effective as of 4/12/22.

Current & Planned Sales Channels

HEALTHYEXTRACTS
SUPERIOR HEALTH TECHNOLOGY
OTCQB: HYEX

Current Sales Channels

Amazon
- Bergamet & HYEX
- Top Ranked seller

Distribution
- XYMOGEN
- Emerson

White Label Private Label
- Doctors
- Affiliates

Direct to Consumers
- Bergametna.com
- Tryubn.com
- Facebook, TikTok Google, Instagram

2021 – 2022 In Process

Influencer & Affiliate Programs
- 1st Signed
- 9 Additional Targets

Large & Specialty Retailers
- Major Grocers
- Health Store Chains
- Walmart

Government Agencies
- VA -PTSD
- Congressional appropriations

Overseas Distribution
- UK
- China
- India

First Major Influencer Under Brand Influencer Program: Exclusive Line of Natural Health and Fitness Formulations

Whitney Johns Accomplished fitness entrepreneur, personal trainer and wellness coach.



One million+ followers across Facebook, Instagram, TikTok, YouTube and Twitter.

WHITNEY JOHNS™ NUTRITION


WHITNEY JOHNS
BRAIN ACTIVATE

BRAIN ACTIVATE (in powder form)

Supports focus, memory, cognition, mood and brain health.


WHITNEY JOHNS
ACTIVE

ACTIVE

Improves physical performance, recovery, endurance, and oxygen consumption (VO2 max).


WHITNEY JOHNS
HORMONE SUPPORT

WOMEN'S HORMONE SUPPORT

For hormone balance, energy, mood, libido and aids in metabolizing fat, and is a strong anti-inflammatory.

World Premiere



BRAIN ACTIVATE Gel Pack Exclusive to WHITNEY JOHNS™ NUTRITION


WHITNEY
JOHNS
BRAIN
ACTIVATE
FOCUS • MOOD • MEMORY •
COGNITION • BRAIN HEALTH

BRAIN ACTIVATE

Supports focus, memory, cognition, mood and brain health.

30 Day Clinical Trial Results

EEG Scans Before & After Consuming the Active Ingredients of the BRAIN ACTIVATE™ Formulation

46%
INCREASE IN BRAIN ACTIVATION

Before	After	Before	After



WHITNEY JOHNS™
NUTRITION

Source: Research article published in Annals of Reviews and Research, August 2021

White & Private Label Brand Influencer Program

- Get **major influencers** to move away from affiliate marketing & Brand Ambassadors to championing their own brands and custom products.
- Leverage major influencers in the health and wellness, sports and healthcare space to develop **custom formulations.**
- New **Gelteq** delivery system and 7 step product development method **reduces product development costs.**
- **Drives revenues**, but with minimal cost to launch, and funded jointly with the influencer.
- Influencer notoriety and followers accelerate **the new product launches.**


BRAIN NUTRIENTS
BRAIN NUTRIENTS

Disclaimer: Examples of targeted influencers.

Key Takeaways

- **Emerging global leader** in natural plant-based nutraceuticals.
- **High-growth industry segment** with the opportunity growth both organically and through strategic acquisitions.
- **Proprietary formulations** backed by 20+ years of scientific research & 100+ clinical studies on key ingredients.
- **High-gross margins** supported by strong value proposition
- **Ramping sales, marketing and manufacturing** with expanding proprietary products pipeline.
- **New sales channels and product revenue launches for 2022.**

BERGAMET
NORTH AMERICA

ULTIMATE BRAIN NUTRIENTS™

Contact Us

Health Extracts, Inc.
7375 Commercial Way
Suite 125
Henderson NV 89011
HealthyExtractsinc.com

Company Contact
Duke Pitts, CEO
duke@healhtyextractsinc.com
T (303) 941-4377

IR | PR Contacts
Ronald Both or Tim Randall
CMA Investor | Media Relations
T (949) 432-7566
HYEX@cma.team

HEALTHYEXTRACTS™
SUPERIOR HEALTH TECHNOLOGY

Live life young again.™